Exhibit (10) UNDER FORM N-1A
                                       EXHIBIT 5 UNDER ITEM 601/REG. S-K

                    HOUSTON, HOUSTON & DONNELLY
                          ATTORNEYS AT LAW
                       2510 CENTRE CITY TOWER
WILLIAM McC. HOUSTON  PITTSBURGH, PA.  15222
FRED CHALMERS HOUSTON, JR.   __________
THOMAS J. DONNELLY
JOHN F. MECK             (412) 471-5828          FRED CHALMERS HOUSTON
                        FAX (412) 471-0736          (1914 - 1971)


MARIO SANTILLI, JR.
THEODORE M. HAMMER


                            November 16, 1989


The Trustees of
Money Market Obligations Trust
Federated Investors Tower
Pittsburgh, PA  15222-3779


Gentlemen:

      Money Market Obligations Trust ("Trust") proposes to offer and sell shares of beneficial interest representing interest in a portfolio of securities known as Treasury Obligations Fund ("Shares") in the manner and on the terms set forth in its Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      As counsel we have participated in the organization of the Trust, its registration under the Investment Company Act of 1940 and the preparation and filing of its Registration Statement under the Securities Act of 1933. We have examined and are familiar with the provisions of the written Declaration of Trust dated October 3, 1988, as amended, ("Declaration of Trust"), the Bylaws of the Trust and such other documents and records deemed relevant. We have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by us for the purposes of this opinion.

      Based upon the foregoing, it is our opinion that:

      1. The Trust is duly organized and validly existing pursuant to the Declaration of Trust.

      2. The Shares which are currently being registered by the Registration Statement referred to above may be legally and validly issued from time to time in accordance with the Declaration of Trust upon receipt of consideration sufficient to comply with the provisions of Article III, Section 3, of the Declaration of Trust and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

      We consent to your filing this opinion as an exhibit to the Registration Statement referred to above and to any application or registration statement filed under the securities laws of any of the States of the United States. We further consent to the reference to our firm under the caption "Legal Counsel" in the prospectus filed as a part of such Registration Statement, applications and registration statements.

                              Very truly yours,

                              HOUSTON, HOUSTON, & DONNELLY


                              By:  /s/ Thomas J. Donnelly




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